Bacterin International Holdings, Inc. CEO Dan Goldberger to Be Interviewed on Clear Channel DFW 1109AM

Dan Goldberger to Be Interviewed Live Dec 20th on Traders Financial Network Radio Show by Host Michael Yorba

BELGRADE, Mont.--(Dec 20th 2013)- Bacterin International Holdings, Inc. (NYSE MKT: BONE) a leader in the development of revolutionary bone grafts and coatings for medical applications, announced today that CEO Dan Goldberger will be interviewed live by Michael Yorba on Clear Channel Business Talk Radio's “Traders Financial Network” today, Friday, December 20th, 2013, at 2:45pm CST / 12:45pm PST / 3:45pm EST.

DETAILS

Live Interview via iHeart Radio Stream: http://www.iheart.com/live/4276/?autoplay=true

Date: December 20th 2013

Time: 2:45pm CST | 12:45pm PST | 3:45pm EST

Network: Clear Channel

Station: DFW 1190AM

Host: Michael Yorba

About Clear Channel
Clear Channel Media and Entertainment's more than 840 radio stations offer programming nationwide. Individual station brands connect with diverse audiences in local markets across the country. DFW1190AM.com Dallas-Ft. Worth, TX www.clearchannel.com

About Michael Yorba
Michael Yorba -- featured host of Clear Channels DFW 1190AM in Dallas-Ft.Worth. For the past six years he has been integrally involved with the media industry in various capacities including building an IPTV Network, developing, producing and hosting a daily one hour talk show called Commodity Classics and then later The Traders Network, defined as an audience empowered interactive financial program that has been broadcast live on internet television and radio. His focus has been on derivative portfolio analysis for individual and corporate clients through the use of futures and futures options, managed funds, and Forex. www.yorbamedia.com.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Contacts:

Company Contact:

For Bacterin International Holdings, Inc.

Rich Cockrell

President

COCKRELL GROUP

877.889.1972

investorrelations@thecockrellgroup.com

cockrellgroup.com

Press | Media Contact:

Matthew Bird

President

MUNCmedia Public Relations

(917) 409-8211

matt.bird@muncmedia.com